                                                                     EXHIBIT 8.1

                                                             1300 I Street, N.W.
                                                               Suite 470 East
                                                       Washington, D.C.  20005
                                                       Telephone (202) 737-7900
                                                       Facsimile: (202) 737-7979

BREYER & AGUGGIA
________________________________________________________________________________

ATTORNEYS AT LAW

                                 July 23, 1998

Boards of Directors
Pulaski Bank, A Federal Savings Bank
Pulaski Bancshares, M.H.C.
Pulaski Financial Corp.
12300 Olive Boulevard
St. Louis, Missouri 63141-1733

Gentlemen:

     In accordance with your request, set forth herein is our opinion relating to the federal and Missouri income tax consequences of the two integrated transactions described herein. Capitalized terms used herein which are not expressly defined herein shall have the meaning ascribed to them in the Amended Plan of Conversion from Mutual Holding Company to Stock Holding Company and Agreement and Plan of Reorganization dated July 21, 1998, between Pulaski Bank, A Federal Savings Bank (the "Savings Bank") and Pulaski Bancshares, M.H.C. (the "MHC") (the "Plan").

The Proposed Transactions
-------------------------

     Based upon our review of the Plan, we understand that the relevant facts are as follows:

     In May 1994, the Savings Bank, a state-chartered mutual savings bank, reorganized into the mutual holding company form of organization. In connection with the foregoing transaction, which resulted in the conversion of the Savings Bank to a stock institution, the Savings Bank simultaneously sold 600,000 shares of the common stock (the "Savings Bank Common Stock") to depositors of the Savings Bank, directors, officers and employees of the Savings Bank and members of the general public. As of the date hereof, the MHC and the other stockholders ("Public Stockholders") own an aggregate of 69.81% and 30.19%, respectively, of the outstanding Savings Bank Common Stock.

     At the present time, two transactions are being undertaken. The first transaction, which is sometimes referred to herein as "Merger 1," is the conversion of the MHC from the mutual form of organization to a federal interim stock savings bank ("Interim") and the simultaneous merger of Interim with and into the Savings Bank. The second transaction, which is sometimes referred to herein as "Merger 2," is the acquisition of the Savings Bank by Pulaski Financial Corp. (the

                                                          Breyer & Aguggia LLP
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Boards of Directors
Pulaski Bank, A Federal Savings Bank
Pulaski Bancshares, M.H.C.
Pulaski Financial Corp.
July 23, 1998
Page 2

"Holding Company"), a newly organized Delaware corporation, by means of the merger of the Savings Bank with a federal interim stock savings institution (the "Interim Savings Bank"), which will be organized as a wholly-owned subsidiary of the Holding Company. Merger 1 and Merger 2 are sometimes collectively referred to herein as the "Conversion and Reorganization."

     Merger 1 and Merger 2 are being accomplished pursuant to the Plan. The Plan complies in all material respects with the provisions of Subpart A of 12 C.F.R.
Part 563b, the Office of Thrift Supervision ("OTS") regulations governing the conversion of mutual institutions to stock form. The Plan also complies in all material respects with the provisions of 12 C.F.R. Section 575.12(a), governing the conversion of mutual holding companies to stock form. Because the proposed transaction involves two mergers, the Plan also includes two related plans of merger with language that complies in all material respects with 12 C.F.R.
Section 552.13, governing mergers involving federal stock associations.

     In Merger 1, a liquidation account is being established by the Savings Bank for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders. Pursuant to Section XIV of the Plan, the initial balance of the liquidation account will equal the amount of any dividends waived by the MHC plus the greater of (1) $15.2 million, which is equal to 100% of the retained earnings of Savings Bank as of December 31, 1993, the date of the latest statement of financial condition contained in the final offering circular utilized in the formation of the MHC, or (2) 69.81% of the Savings Bank's total stockholders' equity as reflected in its latest statement of financial condition contained in the final Prospectus to be utilized in the Conversion and Reorganization. The $15.2 million is the amount that the liquidation account would have been if the MHC formation had been a standard conversion not involving a mutual holding company.

     Upon consummation of Merger 1, the shares of Savings Bank Common Stock held by the MHC will be canceled.

     Upon consummation of Merger 2 (the "Effective Date"), all of the then outstanding shares of Savings Bank Common Stock held by the Public Stockholders will be converted into and become shares of common stock of the Holding Company ("Holding Company Common Stock") at the Exchange Ratio (the "Exchange Stock"). The common stock of the Interim Savings Bank owned by the Holding Company prior to Merger 2 will be converted into and become shares of common stock of the Savings Bank on the Effective Date. The Holding Company Common Stock held by the Savings Bank immediately prior to Merger 2 will be canceled on the Effective Date.

                                                          Breyer & Aguggia LLP
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Boards of Directors
Pulaski Bank, A Federal Savings Bank
Pulaski Bancshares, M.H.C.
Pulaski Financial Corp.
July 23, 1998
Page 3

     Immediately following Merger 2, Holding Company Common Stock will be sold pursuant to the Offerings. The stockholders of the Holding Company will be the Public Stockholders, plus those persons who purchase Holding Company Common Stock in the Offerings. Nontransferable rights to subscribe for Holding Company Common Stock will be granted to eligible depositors and other persons in the priorities set forth in the Plan (the "Subscription Rights").

     Upon the Effective Date, Interim Savings Bank will be merged with and into the Savings Bank and Interim Savings Bank will cease to exist as a legal entity. As a result, the Holding Company will be a publicly held corporation, will register the Holding Company Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, and will become subject to the rules and regulations thereunder and file periodic reports and proxy statements with the Securities and Exchange Commission ("SEC"). The Savings Bank will become a wholly owned subsidiary of the Holding Company and will continue to carry on its business and activities as conducted immediately prior to Merger 2.

Federal Tax Opinion
-------------------

     In connection with the opinion expressed herein below, we have relied upon the assumption that the representations required for advance rulings outlined in Rev. Proc. 86-42, 1986-2 C.B. 722, are true and correct as it applies to the Conversion and Reorganization.

     Based on the foregoing assumptions and the description of Merger 1 and Merger 2, the representations which have been made to us by management of the Savings Bank, the MHC and the Holding Company in an affidavit dated July 21, 1998 and subject to the qualifications and limitations set forth in this letter, we are of the opinion that, if Merger 1 were to be consummated as described above as of the date hereof, then:

     1. Merger 1 qualifies as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

     2. No gain or loss will be recognized by the Savings Bank upon the receipt of the assets of the MHC in Merger 1.

     In addition, we are of the opinion that, if Merger 2 were to be consummated as described above as of the date hereof, then:

                                                          Breyer & Aguggia LLP
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Boards of Directors
Pulaski Bank, A Federal Savings Bank
Pulaski Bancshares, M.H.C.
Pulaski Financial Corp.
July 23, 1998
Page 4

     1. Merger 2 qualifies as a reorganization within the meaning of Section 368(a)(1)(A) of the Code. Pursuant to Section 368(a)(2)(E) of the Code, Merger 2 is not disqualified from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) because Holding Company Common Stock will be conveyed to the Savings Bank's stockholders in exchange for their Savings Bank Common Stock.

     2. No gain or loss will be recognized by the Interim Savings Bank upon the transfer of its assets to the Savings Bank.

     3. No gain or loss will be recognized by the Savings Bank upon the receipt of the assets of Interim Savings Bank.

     4. No gain or loss will be recognized by the Holding Company or Savings Bank upon the exchange of Exchange Stock for Savings Bank Common Stock.

     5. No gain or loss will be recognized by the Public Stockholders upon the receipt of the Exchange Stock solely in exchange for their shares of Savings Bank Common Stock.

     6. The basis of the Exchange Stock to be received by the Public Stockholders will be the same as the basis of the Savings Bank Common Stock surrendered in exchange therefor, before giving effect to any payment of cash in lieu of fractional shares.

     7. The holding period of the Exchange Stock to be received by the Public Stockholders will include the holding period of the Savings Bank Common Stock, provided that the Savings Bank Common Stock was held as a capital asset on the date of the exchange.

     8. No gain or loss will be recognized by the Holding Company upon the sale of Holding Company Common Stock in the Offerings.

     9. Eligible Account Holders and Supplemental Eligible Accounts Holders will realize gain, if any, upon the constructive issuance to them of Subscription Rights and/or interest in the liquidation account of Savings Bank. Any gain resulting therefrom will be recognized, but only in an amount not in excess of the fair market value of the liquidation accounts and/or Subscription Rights received. The liquidation account will have normal, if any, fair market value. Based solely on the accuracy of the conclusion reached by RP Financial, LC. in its written opinion to Savings Bank (the

                                                          Breyer & Aguggia LLP
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Boards of Directors
Pulaski Bank, A Federal Savings Bank
Pulaski Bancshares, M.H.C.
Pulaski Financial Corp.
July 23, 1998
Page 5


          "Appraiser's Opinion") that the Subscription Rights have no value at the time of distribution or exercise and our reliance thereon, no gain or loss will be required to be recognized by depositors upon receipt or distribution of Subscription Rights. (Section 1001 of the Code.) See Paulsen v. Commissioner, 469 U.S. 131,139 (1985).
          --- -----------------------


          Based solely on the accuracy of the conclusions reached in the Appraiser's Opinion, and our reliance thereon, we are of the opinion that: (a) no taxable income will be recognized by the borrowers, directors, officers and employees of Savings Bank upon the distribution to them of Subscription Rights or upon the exercise or lapse of the Subscription Rights to acquire Holding Company Common Stock at fair market value; (b) no taxable income will be realized by the depositors of Savings Bank as result of the exercise of lapse of the Subscription Rights to purchase Holding Company Common Stock at fair market value. Rev. Rul. 56-572, 1956-2 C.B. 182; and (c) no taxable income will be realized by Savings Bank, or Holding Company upon the issuance or distribution of Subscription Rights to depositors of Savings Bank to purchase shares of Holding Company Common Stock at fair market value. (Section 311 of the Code.)

          Notwithstanding the Appraiser's Opinion, if the Subscription Rights are subsequently found to have a fair market value, income may be recognized by various recipients of the Subscription Rights (in certain cases, whether or not the rights are exercised) and Holding Company and/or Savings Bank may be taxable on the distribution of the Subscription Rights. (Section 311 of the Code.) In this regard, the Subscription Rights may be taxed partially or entirely at ordinary income tax rates.

     10. The tax basis to the holders of the Holding Company Common Stock purchased in the Offerings will be the amount paid therefor, and the holding period for such shares will begin on the date of consummation of the Offerings if purchased through the exercise of Subscription Rights. If purchased in the Direct Community Offering or Syndicated Community Offering, the holding period for such stock will begin on the day after the date of purchase.

Missouri Tax Opinion
--------------------

     Based on the foregoing assumptions, the description of Merger 1 and Merger 2, the representations of management of the Savings Bank, the MHC and the Holding Company reference above, it is our opinion that the state of Missouri will treat Merger 1 and Merger 2 in an identical

                                                          Breyer & Aguggia LLP
                                                        ========================

Boards of Directors
Pulaski Bank, A Federal Savings Bank
Pulaski Bancshares, M.H.C.
Pulaski Financial Corp.
July 23, 1998
Page 6

manner for Missouri income tax purposes as they are treated by the Code for federal income tax purposes. We express no opinion regarding the application of any franchise tax, capital stock tax, transfer tax, bank and/or credit institutions tax, or similar tax which may result from the implementation of the transactions described above and, further, we express no opinion on the continued existence or availability for Missouri income tax purposes of any net operating losses of the Savings Bank.

                                *  *  *   *   *

     Our opinion is limited to the federal and Missouri income tax matters described above and does not address any other federal or Missouri income tax considerations or any local, foreign or other tax considerations. However, we believe our opinion addresses all the material federal and Missouri tax consequences of the Conversion and Reorganization. If any of the information upon which we have relied is incorrect, or if changes in the relevant facts occur after the date hereof, our opinion could be affected thereby. Moreover, our opinion is based on the case law, Code, Treasury Regulations thereunder, Internal Revenue Service rulings and comparable Missouri authorities as they now exist. These authorities are all subject to change, and such change may be made with retroactive effect. We can give no assurance that, after such change, our opinion would not be different. We undertake no responsibility to update or supplement our opinion. This opinion is not binding on the Internal Revenue Service or Missouri tax authorities and there can be no assurance, and none is hereby given, that the Internal Revenue Service or Missouri tax authorities will not take a position contrary to one or more of the positions reflected in the foregoing opinion, or that our opinion will be upheld by the courts if challenged by the Internal Revenue Service or Missouri tax authorities.

     We hereby consent to the filing of this opinion with the OTS as an exhibit to the Application H-(e)1-S filed by the Holding Company with the OTS in connection with the Conversion and Reorganization and the reference to our firm in the Application H-(e)1-S under Item 110.55 therein.

                                                        Breyer & Aguggia LLP
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Boards of Directors
Pulaski Bank, A Federal Savings Bank
Pulaski Bancshares, M.H.C.
Pulaski Financial Corp.
July 23, 1998
Page 7

     We also hereby consent to the filing of this opinion with the SEC and the OTS as exhibits to the Registration Statement and the Savings Bank's Application for Conversion on Form AC ("Form AC"), respectively, and the reference on our firm in the Prospectus, which is a part of both the Registration Statement and the Form AC, under the headings "THE CONVERSION -- Effects of Conversion on Depositors and Borrowers of the Bank -- Tax Effects" and "LEGAL AND TAX OPINIONS."
                                     Very truly yours,

                                        /s/ Breyer & Aguggia LLP

                                     BREYER & AGUGGIA LLP